Exhibit 10.2

THIS AMENDING AGREEMENT made and dated for reference the 5th day of December, 2008.

BETWEEN:

SUNERGY INC., a company having an address at 8711 E. Paraiso Dr., Scottsdale, AZ  85255

(the “Purchaser”)

AND:

GENERAL METALS CORPORATION, a company having an address at 615 Sierra Rose Drive, Suite 1, Reno, NV 89511

( “Vendor”)

WHEREAS:

A.

Pursuant to a Mining Acquisition Agreement among the parties hereto dated for reference October 31, 2008, (the "Agreement"), the Vendor agreed to sell to the Purchaser  an undivided one hundred percent (100%) interest in the Property, on the terms and conditions set forth therein;

B.

Capitalized terms used herein shall have the same meanings as contained in the Agreement; and

C.

The parties wish to amend certain provisions of the Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.

Section 3.2 of the Agreement is deleted in its entirety and is replaced with the following:

3.2

The consideration payable by the Purchaser to the Vendor pursuant to this Agreement shall be for the aggregate consideration of $1,000,000 consisting of the following:

(a)

$500,000, which shall be payable as follows:

(i)

$12,500 which is to be provided within 5 days of the Effective Date (paid),

(ii)

$37,500 or the cash equivalent acceptable to the Vendor which is to be provided by December 31, 2008,

(iii)

$200,000 which is to be provided by December 31, 2008, and

(iv)

and the balance of $250,000 which is to be provided by April 30, 2009; and

(b)

2,000,000 restricted Shares of common stock of the Purchaser, issued at a deemed value of $0.25 per Share, to be issued within five days of the execution of this amending agreement.

2.

In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

3.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

4.

This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

5.

This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument.  The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

6.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

SUNERGY INC.

Per:

“Joseph B. Guerrero”

Authorized Signatory

GENERAL METALS CORPORATION

Per:

“Stephen Parent”

Authorized Signatory